As filed with the Securities and Exchange Commission on May 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-0724376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 West Congress Street Charles Town, West Virginia	25414
(Address of Principal Executive Offices)	(Zip Code)

American Public Education, Inc. 2017 Omnibus Incentive Plan

(Full title of the plan)

Thomas A. Beckett

Senior Vice President, General Counsel and Secretary

American Public Education, Inc.

111 West Congress Street

Charles Town, West Virginia 25414

(Name and address of agent for service)

304-724-3700

(Telephone number, including area code, of agent for service)

Copy to:

 William I. Intner

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	1,425,000	$31.205	$44,467,125	$5,771.83

(1)	Consists of shares available for issuance under the American Public Education, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may be offered or issued under the 2017 Plan in connection with any stock dividend, stock split, recapitalization or similar transaction.
(2)	The price stated above is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act and is based on the average of the high and low sale prices of the common stock of American Public Education, Inc. as reported on the Nasdaq Global Select Market on May 14, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of American Public Education, Inc. (the “Registrant”) is being filed to register 1,425,000 additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) authorized for issuance pursuant to the 2017 Plan. The Registrant previously registered shares of Common Stock under the 2017 Plan on a Registration Statement on Form S-8 (File No. 333- 218015) filed on May 15, 2017 (the “Original S-8”). On March 30, 2020, the Registrant’s Board of Directors adopted an amendment to the 2017 Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,425,000 (the “Amendment”), subject to stockholder approval. The Registrant's stockholders approved the Amendment at the Registrant’s Annual Meeting of Stockholders on May 15, 2020.

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Original S-8, except to the extent supplemented, amended, or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Form of certificate representing the Common Stock, $0.01 par value per share, of the Registrant (incorporated by reference to exhibit filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-145185)).

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche, LLP, independent registered public accounting firm.

23.3	Consent of RSM US LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page).

99.1	American Public Education, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to exhibit filed with the Registrant’s Current Report on Form 8-K (File No. 001-33810) filed with the Commission on May 15, 2017).

99.2	Amendment Number One to the American Public Education, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to exhibit filed with the Registrant's Current Report on Form 8-K (File No. 001-33810) filed with the Commission on May 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 20, 2020.

AMERICAN PUBLIC EDUCATION, INC.

By:	/s/ Richard W. Sunderland, Jr., CPA
Richard W. Sunderland, Jr., CPA
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Angela Selden and Richard W. Sunderland, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Angela Selden Angela Selden	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2020

/s/ Richard W. Sunderland, Jr., CPA Richard W. Sunderland, Jr., CPA	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2020

* Eric C. Andersen	Chairperson of the Board of Directors	May 11, 2020

* Barbara G. Fast	Director	May 11, 2020

* Jean C. Halle	Director	May 12, 2020

* Dr. Barbara Kurshan	Director	May 12, 2020

* Timothy J. Landon	Director	May 12, 2020

* William G. Robinson, Jr.	Director	May 14, 2020

*By:	/s/ Richard W. Sunderland, Jr., CPA
Richard W. Sunderland, Jr., CPA
Attorney in Fact